Exhibit 99.1

INTERNATIONAL SHIPHOLDING CORPORATION REPORTS THIRD QUARTER 2013 RESULTS

Declares third quarter dividend of $0.25 per share on its Common Stock

Mobile, Alabama, October 30, 2013 – International Shipholding Corporation (NYSE: ISH) today announced financial results for the quarter ended September 30, 2013.

Third Quarter 2013 Highlights

•	Reported adjusted net income of $1.4 million for the three months ended September 30, 2013 excluding non-recurring charges of $3.6 million
•

Completed a refinancing of its U.S. Flag fleet debt facilities, with a $45 million term loan and increasing its line of credit from $30 million up to $50 million.  The new Facility also adds an accordion feature for up to an additional $50 million Facility

•	Declared a third quarter dividend of $0.25 per share of common stock payable on December 3, 2013 to shareholders of record as of November 15, 2013

Paid a $2.375 per share and $2.25 per share dividend on its Series A and Series B Preferred Stock, respectively, on October 30, 2013

Net Income

The Company reported a net loss of $2.2 million for the three months ended September 30, 2013, which included a $2.0 million reduction from the impact of sequestration on the U.S. Maritime Security Program and $1.6 million charge from the refinancing of various U.S. Flag vessel collateralized loans into one senior $95 million debt facility.  The charge of $1.6 million is related to transaction fees and the unwinding of an interest rate swap.  Excluding these two items, the Company’s adjusted net income was $1.4 million for the three months ended September 30, 2013.  For the comparable three months ended September 30, 2012, the Company reported net income of $1.8 million.

Mr. Niels M. Johnsen, Chairman and Chief Executive Officer, stated: “During the third quarter, we continued to execute our strategy of operating a diversified fleet on medium to long-term contracts in niche markets while taking steps to strengthen our balance sheet.  Our recent refinancing has bolstered our financial flexibility and enhanced our ability to capitalize on further growth opportunities.  Additionally, we recently continued our commitment to maintaining our Company’s leadership position in the Jones Act dry bulk market by exercising the buy-out option on a Jones Act integrated tug/barge unit which we had previously operated under a sale and leaseback arrangement.”

“Given our stable cash flows and strong contract coverage, our Board of Directors has declared a common stock dividend of $0.25 per share for the third quarter.  We remain committed to returning value to our shareholders, and we continue to explore accretive acquisition opportunities as they arise in the current environment.”

Gross Voyage Profit

The Company’s third quarter 2013 gross voyage profit, representing the results of its six reporting segments was $12.7 million, compared to $15.9 million in the comparable 2012 three month period.  The comparable results by operating segment are shown below.

(All Amounts in Millions)		Pure Car	Dry Bulk		Specialty
	Jones Act	Truck Carriers	Carriers	Rail-Ferry	Contracts	Other	Total

Third Quarter, 2013
Gross Voyage Profit	$6.6	$3.1	$0.4	$1.9	$0.5	$0.2	$12.7

Depreciation	(1.4)	(2.2)	(1.6)	(0.4)	(0.5)	-	(6.1)
Gross Profit	$5.2	$0.9	$(1.2)	$1.5	$-	$0.2	$6.6
(After Depreciation)

Third, Quarter, 2012
Gross Voyage Profit	$1.6	$7.8	$2.1	$0.5	$3.4	$0.5	$15.9

Depreciation	(0.6)	(2.6)	(1.7)	(0.7)	(0.5)	-	(6.1)
Gross Profit	$1.0	$5.2	$0.4	$(0.2)	$2.9	$0.5	$9.8
(After Depreciation)

Variance
Gross Voyage Profit	$5.0	$(4.7)	$(1.7)	$1.4	$(2.9)	$(0.3)	$(3.2)
Depreciation	$(0.8)	$0.4	$0.1	$0.3	$0.0	$-	$0.0
Gross Profit	$4.2	$(4.3)	$(1.6)	$1.7	$(2.9)	$(0.3)	$(3.2)

For a reconciliation of the gross voyage numbers presented above to GAAP figures, please see the attached Non-GAAP Reconciliation Statement.

The higher year-over-year gross voyage profit for the Jones Act segment is a result of our acquisition of United Ocean Services (“UOS”) in November 2012.  However, UOS results were negatively impacted by 139 scheduled non-operating days while undergoing drydock requirements.  The negative impact on this segment from the non-operating days in the quarter is approximately $1.5 million.  Following the third quarter, remaining scheduled drydocking for 2013 involves only one ship for approximately 45 non-operating days.  Gross voyage profit on the Pure Car Truck Carrier (“PCTC”) segment, which was impacted by sequestration to the Maritime Security Program (“MSP”), decreased approximately $2 million compared to the third quarter of 2012. In mid October 2013, the President signed into law a Continuing Resolution that will fully fund the MSP through January 15, 2014. While Dry Bulk rates have shown some recent improvement across all of the Bulk sectors, the 2013 third quarter Dry Bulk Carrier segment results reflect lower rates in 2013 when compared to the same period in 2012.  The Rail Ferry segment reported higher northbound volumes than in the comparable period of 2012, which produced an improved gross voyage profit result.  The Specialty Contracts segment reported a decrease in gross voyage profit as our ice-strengthened vessel achieved relatively lower rates.  The Company’s other segment, consisting primarily of chartering brokerage and agency services, reported slightly lower brokerage revenues than in the comparable period of 2012.

Administrative and General

Administrative and general expenses in the third quarter of 2013 were $5.0 million as compared to $5.6 million in the same period of 2012.  There were no accrued bonus payments in the 2013 quarter, while the comparable period of 2012 included such accrued bonus payments.

Interest and Other

Interest expense for the three months ended September 30, 2013 was approximately $965,000 higher than in the comparable three months in 2012, primarily due to non-recurring fees related to the U.S. Flag refinancing.  The derivative loss of $768,000 recorded in the three months ended September 30, 2013 reflects the unwinding of an interest rate swap on one of the Company’s U.S. Flag PCTCs.  During the three months ended September 30, 2013, the Japanese Yen strengthened from 99.15 to 98.24 versus the U.S. Dollar, producing an exchange loss of $457,000.

Balance Sheet

The Company’s working capital at September 30, 2013 was $15.9 million, an increase of $400,000 from June 30, 2013.  Cash and cash equivalents balance was approximately $29.2 million, while capital expenditures during the nine month period were $42.4 million, which includes scheduled drydock costs of $14.5 million.  The Company’s total debt obligations at September 30, 2013 were approximately $205 million.

Dividend Declarations

The Company’s Board of Directors approved per-share dividend payments on October 30, 2013 of $2.375 and $2.25 on its Series A and Series B Preferred Stock, respectively, representing regular quarterly payments.  Additionally, the Board of Directors declared a $0.25 dividend payable on December 3, 2013 for each share of common stock owned on the record date of November 15, 2013.  All future dividend declarations remain subject to the discretion of International Shipholding Corporation’s Board of Directors.

Outlook

The Company’s projected 2013 net income, before preferred stock dividends, is expected to be between $14 and $16 million, which anticipates the reversal of the Company’s tax valuation allowance of approximately $10.5 million.  EBITDA is expected to be in the range of $60 to $63 million.

All 2013 outlook figures included in this release exclude the effects of special items, future changes in regulation, the impact of unforeseen litigation or unforeseen events or circumstances that reduce vessel deployment or rates, any changes in operating or capital plans, and any future acquisitions, divestitures, buybacks or other similar business transactions.  For purposes of this outlook section, EBITDA means earnings before interest, taxes, depreciation and amortization.  See “Caution concerning forward-looking statements” below.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Thursday, October 31, 2013, at 10:00 AM ET.  To participate in the conference call, please dial (888) 428-9490 (domestic) or (719) 325-2458 (international).  Participants can reference the International Shipholding Corporation Third Quarter 2013 Earnings Call or passcode 3238687.  Please dial in approximately 5 minutes prior to the call.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.intship.com.  Please allow extra time prior to the call to visit the Company’s website and download any software that may be needed to listen to the webcast.

A replay of the conference call will be available through November 7, 2013 at (877) 870-5176 (domestic) or (858) 384-5517 (international).  The passcode for the replay is 3238687.

About International Shipholding

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts. www.intship.com

Caution concerning forward-looking statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding our 2013 guidance, and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: our ability to maximize the usage of our newly-purchased and incumbent vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts when they expire and to maximize our carriage of supplemental cargoes; our ability to effectively handle our leverage by servicing and complying with each of our debt instruments; changes in domestic or international transportation markets that reduce the demand for shipping generally or for our vessels in particular; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; political events in the United States and abroad; the appropriation of funds by the U.S. Congress, including the impact of any future cuts to federal spending similar to the U.S. Congress’ recent “sequestration” cuts; terrorism, piracy and trade restrictions; changes in foreign currency rates or interest rates; the effects of more general factors, such as changes in tax laws or rates, or in general market, labor or economic conditions; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factors on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made.  We undertake no obligation to update or revise, for any reason, any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

The IGB Group

Bryan Degnan

(646) 673-9701

The IGB Group

Leon Berman

(212) 477-8438

International Shipholding Corporation

Niels M. Johnsen, Chairman (212) 943-4141

Erik L. Johnsen, President (251) 243-9221

Manny Estrada, V. P. and CFO (251) 243-9082

Non-GAAP Reconciliation Statement

(By Segment)

(All Amounts in Millions)		Pure Car			Specialty
	Jones Act	Truck Carriers	Dry Bulk	Rail-Ferry	Contracts	Other	Total

Third Quarter, 2013
Gross Profit	$5.2	$0.9	$(1.2)	$1.5	$-	$0.2	$6.6

Allocated Overhead	(2.6)	(1.2)	(0.2)	(0.7)	(0.2)	(0.1)	(5.0)
*Add Back: Unconsolidated Entities	-	-	0.3	0.1	-	-	0.4
Operating Income	$2.6	$(0.3)	$(1.0)	$0.8	$(0.2)	$0.1	$2.0

Third Quarter, 2012
Gross profit	$1.0	$5.2	$0.4	$(0.2)	$2.9	$0.5	$9.8

Allocated Overhead	(0.6)	(2.8)	(0.7)	(0.2)	(1.2)	(0.2)	(5.7)
*Add Back: Unconsolidated Entities	-	-	-	(0.3)	0.2	-	(0.1)
Operating Income	$0.4	$2.4	$(0.3)	$(0.7)	$1.9	$0.3	$4.0

* To remove the effect of including the results of the unconsolidated entities in Gross Voyage Profit

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(All Amounts in Thousands Except Share Data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$77,938	$61,162	$233,959	$186,686

Operating Expenses:
Voyage Expenses	64,832	45,394	195,931	143,246
Vessel Depreciation	6,130	6,100	17,705	18,180
Other Depreciation	17	9	51	9
Administrative and General Expenses	4,994	5,643	16,597	15,871
Gain on Dry Bulk Transaction	-	-	-
Loss/(Gain) on Sale of Other Assets	6	3	6	(4,463)

Total Operating Expenses	75,979	57,149	230,290	172,843

Operating Income	1,959	4,013	3,669	13,843

Interest and Other:
Interest Expense	3,109	2,144	7,387	7,152
Derivative Loss	768	129	486	97
Gain on Sale of Investment	-	-	-	(66)
Other Income from Vessel Financing	(522)	(588)	(1,616)	(1,815)
Investment Income	(9)	(117)	(91)	(391)
Foreign Exchange Loss/(Gain)	457	1,143	(4,560)	(771)
	3,803	2,711	1,606	4,206

(Loss) Income Before Provision (Benefit) for Income Taxes
and Equity in (Loss) Income of Unconsolidated Entities	(1,844)	1,302	2,063	9,637

Provision/(Benefit) for Income Taxes:
Current	18	4	68	280
Deferred	-	(400)	-	(400)
	18	(396)	68	(120)

Equity in Net (Loss) Income of Unconsolidated
Entities (Net of Applicable Taxes)	(360)	84	(705)	665

Net (Loss) Income	$(2,222)	$1,782	$1,290	$10,422

Preferred Stock Dividends	1,076	-	1,920	-

Net (Loss) Income Available to Common Stockholders	$(3,298)	$1,782	$(630)	$10,422

Basic and Diluted Earnings Per Common Share:
Basic Earnings Per Common Share:	$(0.46)	$0.25	$(0.09)	$1.45
Diluted Earnings Per Common Share:	$(0.46)	$0.25	$(0.09)	$1.45

Weighted Average Shares of Common Stock Outstanding:
Basic	7,248,350	7,203,860	7,233,807	7,192,818
Diluted	7,248,350	7,220,901	7,233,807	7,208,886

Common Stock Dividends Per Share	$0.250	$0.250	$0.750	$0.750

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(All Amounts in Thousands Except Shares)

(Unaudited)

	September 30,	December 31,
ASSETS	2013	2012

Cash and Cash Equivalents	$29,224	$19,868
Restricted Cash	15,825	8,000
Accounts Receivable, Net of Allowance for Doubtful Accounts	29,040	32,891
Net Investment in Direct Financing Leases	-	3,540
Other Current Assets	9,021	8,392
Notes Receivable	4,248	4,383
Material and Supplies Inventory	11,289	11,847
Total Current Assets	98,647	88,921

Investment in Unconsolidated Entities	12,698	12,676

Net Investment in Direct Financing Leases	-	13,461

Vessels, Property, and Other Equipment, at Cost:
Vessels	578,516	525,172
Building	1,211	1,211
Land	623	623
Leasehold Improvements	26,348	26,348
Construction in Progress	2,836	10
Furniture and Equipment	11,535	11,614
	621,069	564,978
Less - Accumulated Depreciation	(167,809)	(151,318)
	453,260	413,660

Other Assets:
Deferred Charges, Net of Accumulated Amortization	31,328	19,892
of $17,262 and $15,821 in 2013 and 2012, Respectively
Intangible Assets, Net of Accumulated Amortization	29,785	45,784
Due from Related Parties	1,688	1,709
Notes Receivable	28,460	33,381
Goodwill	2,771	2,700
Other	7,721	5,509
	101,753	108,975

TOTAL ASSETS	$666,358	$637,693

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(All Amounts in Thousands Except Shares)

(Unaudited)

	September 30,	December 31,
	2013	2012
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current Maturities of Long-Term Debt	$19,164	$26,040
Accounts Payable and Accrued Liabilities	63,539	50,896
Total Current Liabilities	82,703	76,936

Long-Term Debt, Less Current Maturities	186,118	211,590

Other Long-Term Liabilities:
Lease Incentive Obligation	5,585	6,150
Other	77,750	80,718

TOTAL LIABILITIES	352,156	375,394

Stockholders' Equity:
Preferred Stock, $1.00 Par Value, 9.50% Series A Cumulative Perpetual
Preferred Stock, 650,000 Shares Authorized, 250,000 Shares Issued
and Outstanding at September 30, 2013	250	-
Preferred Stock, $1.00 Par Value, 9.00% Series B Cumulative Perpetual
Preferred Stock, 350,000 Shares Authorized, 316,250 Shares Issued
and Outstanding at September 30, 2013	316	-
Common Stock, $1.00 Par Value, 20,000,000 Shares Authorized,	8,669	8,632
7,248,350 and 7,203,935 Shares Outstanding at
September 30, 2013 and December 31, 2012, Respectively
Additional Paid-In Capital	139,744	86,362
Retained Earnings	212,418	217,654
Treasury Stock, 1,388,066 Shares at September 30, 2013
and December 31, 2012, Respectively	(25,403)	(25,403)
Accumulated Other Comprehensive Loss	(21,792)	(24,946)
TOTAL STOCKHOLDERS' EQUITY	314,202	262,299

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$666,358	$637,693

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(All Amounts in Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012

Cash Flows from Operating Activities:
Net Income	$1,290	$10,422
Adjustments to Reconcile Net Income to Net Cash Provided by
Operating Activities:
Depreciation	18,068	18,394
Amortization of Deferred Charges	7,525	6,380
Amortization of Intangible Assets	4,669	1,932
Deferred Tax Liability	-	(400)
Non-Cash Share Based Compensation	1,023	881
Equity in Net (Loss) Income of Unconsolidated Entities	705	(665)
Loss (Gain) on Sale of Assets	6	(4,463)
Gain on Sale of Investments	-	(66)
Gain on Foreign Currency Exchange	(4,560)	(771)
Changes in:
Deferred Drydocking Charges	(14,445)	(8,021)
Accounts Receivable	3,415	1,057
Inventories and Other Current Assets	257	(3,168)
Other Assets	760	61
Accounts Payable and Accrued Liabilities	2,375	(5,076)
Other Long-Term Liabilities	4,561	(3,148)
Net Cash Provided by Operating Activities	25,649	13,349

Cash Flows from Investing Activities:
Principal payments received under Direct Financing Leases	558	3,064
Acquisition of Frascati Shops Inc and Tower, LLC	-	(620)
Capital Improvements to Vessels and Other Assets	(27,963)	(45,992)
Proceeds from Sale of Assets	-	130,315
Proceeds of Marketable Securities	-	207
Investment in Unconsolidated Entities	(500)	(1,000)
Net Decrease (Increase) in Restricted Cash Account	(7,825)	6,907
Acquisition of United Ocean Services, LLC	(2,475)	-
Proceeds from Note Receivables	4,895	3,610
Net Cash (Used In) Provided by Investing Activities	(33,310)	96,491

Cash Flows from Financing Activities:
Issuance of Preferred Stock	53,336	-
Proceeds from Issuance of Debt	67,000	51,175
Repayment of Debt	(94,788)	(162,375)
Additions to Deferred Financing Charges	(2,005)	(751)
Dividends Paid	(6,526)	(6,612)
Net Cash Provided by (Used In) Financing Activities	17,017	(118,563)

Net Increase (Decrease) in Cash and Cash Equivalents	9,356	(8,723)
Cash and Cash Equivalents at Beginning of Period	19,868	21,437

Cash and Cash Equivalents at End of Period	$29,224	$12,714